Exhibit 21

                                  Subsidiaries

ProCath Corporation D/B/A EP MedSystems
Cooper Run Executive Park
334 D6 Cooper Road
Berlin, NJ 08009
State of Incorporation:    New Jersey
Business Name:             ProCath Corporation

EP MedSystems UK Ltd.
100 Stierli Court, Suite 107
Mount Arlington, NJ 07856
State of Incorporation:    New Jersey
Business Name:             EP MedSystems, Europe Ltd.

EP MedSystems France S.A.R.L.
12, Avenue du Quebec, Batiment H
Entree 9, SILIC 633
Courtaboeuf Cedex, 91965, France


                                      E-46